Execution Version To: J.P. Morgan SE as Facility Agent (the “Facility Agent”) From: Global Blue Acquisition B.V. as Obligors’ Agent (the “Company”) Dated: 29 April 2024 Dear Sirs/Madams Global Blue Acquisition B.V. – Consent and Amendment Letter 1 Introduction 1.1 We refer to: (a) the senior facilities agreement dated 24 November 2023 (as amended and restated from time to time) between, among others, the Company and the Facility Agent (the “Facilities Agreement”); and (b) the €610,000,000 additional term loan facility B denominated to be established as an Additional Term Facility under the Facilities Agreement to refinance and reprice Facility B (the “2024 Additional Term Facility”). 1.2 Terms not defined herein shall have the same meaning as that set out in the Facilities Agreement. Clause references herein shall be references to those clauses in the Facilities Agreement. 2 Consent Request 2.1 The Company for itself and as Obligors’ Agent for the other Obligors hereby request the consent of the Original Revolving Facility Lenders and Swingline Lenders (the “Affected Lenders”) to reduce the Margin applicable to the Original Revolving Facility and the Swingline Facility from and including the initial utilisation date of the 2024 Additional Term Facility (the “Repricing Closing Date”, provided that the Repricing Closing Date occurs on or prior to 30 June 2024) such that (i) the opening Margin applicable to the Original Revolving Facility and the Swingline Facility (the "Opening RCF Margin") is 0.50% per annum lower than the opening Margin applicable to 2024 Additional Term Facility and (ii) the Margin applicable to the Original Revolving Facility and the Swingline Facility at each level of the Margin ratchet is reduced by same amount per annum as the Opening RCF Margin (the “Consent Request”). 3 Process and Timing 3.1 We request that: (a) the Facility Agent circulate this letter to the Affected Lenders promptly upon receipt; and (b) the Affected Lenders provide their irrevocable and unconditional consent to and approval of the Consent Request and their irrevocable instruction to the Facility Agent to execute this letter (if the requisite consent is obtained) on behalf of the Affected Lenders on or before 12 noon (in London) on 2 May 2024 (or such later time as is notified by the Company to the Facility Agent) (the “Consent Deadline”). 3.2 Any extension to the Consent Deadline as contemplated by this paragraph 3 or paragraph 5 Execution Version (Miscellaneous) below shall not restart, reset or terminate the 10 Business Day snooze and lose period under Clause 41.5 (Snooze/lose) (which shall commence on the date of this letter) in ascertaining whether the consent of all Affected Lenders has been obtained with respect to the Consent Request including any deemed consent in accordance with the provisions of Clause 41.5 (Snooze/lose). 3.3 We further ask the Facility Agent to confirm to us, from time to time and otherwise as agreed between us and the Facility Agent, the names of the Affected Lenders (i) who have indicated that they consent to the Consent Request (ii) who have declined the Consent Request and (iii) who have not responded to the Consent Request. 3.4 The Facility Agent shall, promptly upon receipt of the consent of all Affected Lenders in respect of the Consent Request (including any deemed consent in accordance with the provisions of Clause 41.5 (Snooze/lose)) (at which time the Consent Request shall become effective and the date on which such consent is received shall be the “Effective Date”): (a) countersign this letter; and (b) deliver a countersigned copy of this letter to the Company. 4 Transfers and Assignments 4.1 Any consent to the Consent Request provided by an Original Revolving Facility Lender (a “Transferring Lender”) will bind any person that acquires by way of an assignment or transfer (including by way of novation) any or all of such Transferring Lender's relevant rights, obligations, Commitments and/or Loans (a “New Consenting Lender”) on or after the date on which that Transferring Lender provides its consent to the Facility Agent in accordance with paragraph 3 (Process and Timing) above, and by providing such consent to the Facility Agent each Transferring Lender shall also be deemed to have agreed to procure that any such assignment or transfer is completed on this basis. 4.2 The consent provided by the relevant Transferring Lender referred to in paragraph 4.1 above will remain valid and binding on the relevant New Consenting Lender (and any future holder of the relevant Commitments) to the extent of such New Consenting Lender's (and the relevant future owner's) ownership of the relevant Commitments and/or Loans and any such New Consenting Lender (and relevant future owner) shall have the same rights and obligations in relation thereto as the relevant Transferring Lender did prior to the assignment or transfer. 4.3 A New Consenting Lender shall not be entitled to exercise voting rights in respect of the requests in this letter. 5 Miscellaneous 5.1 A person who is not a party to the Facilities Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this letter. 5.2 Notwithstanding anything in this letter to the contrary, we reserve the right: (a) to proceed or not to proceed with the implementation of the Consent Request (in our absolute discretion); (b) to extend the Consent Deadline; and/or Execution Version (c) to withdraw, supplement, amend or revise any of the invitations or requests set out in this letter (or any conditions relating thereto) at any time prior to the Effective Date. 5.3 In respect of any right to amend any of the requests set out in this letter, the Facility Agent may post to the Affected Lenders changes to, or final versions of, this letter. 5.4 To the extent we exercise any right under paragraph 5.2(c) above, each Affected Lender will have the opportunity to change or withdraw its response within a reasonable period after that Affected Lender receives notice in writing of such amendment (provided that, if the Facility Agent determines (in its sole discretion (which discretion shall include the right to refuse to make a determination)) that an amendment made pursuant to paragraph 5.2(c) above is not prejudicial to the interests of the Affected Lenders and/or is minor, technical or administrative or corrects a manifest error, any response provided prior to the time at which we exercise that right shall remain valid and binding on the relevant Affected Lender). All determinations as to the validity and time of receipt of any consent will be made by the Facility Agent in consultation with the Company. 5.5 Except as varied by the terms of this letter, the Facilities Agreement and the other Finance Documents will remain in full force and effect and any reference in the Facilities Agreement or any other Finance Document to the Facilities Agreement or to any provision of Facilities Agreement will be construed as a reference to the Facilities Agreement, or that provision, as amended by this letter. 5.6 This letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this letter. 5.7 In the event of any conflict between the terms of this letter and any other Finance Document, the terms of this letter shall prevail. 5.8 In accordance with the Facilities Agreement, by executing this letter the Company and the Facility Agent designate this letter a Finance Document and this letter shall therefore then be construed as a Finance Document under the Facilities Agreement. 5.9 This letter and any non-contractual obligations arising out of or in connection with it are governed by English law and Clause 45 (Enforcement) of the Facilities Agreement applies to this letter mutatis mutandis. Please acknowledge your agreement to the terms of this letter by signing where indicated below. [Signature Pages Follow] Yours faithfully, for and on behalf of Global Blue Acquisition B.V. for itself and as Obligors’ Agent pursuant to Clause 2.4 (Obligors’ Agent) of the Facilities Agreement By: Name: Roxane Dufour Title: Authorised Signatory

We hereby confirm the consent of all Affected Lenders to the Consent Request on the date set forth below. for and on behalf of J.P. Morgan SE as Facility Agent on behalf of the Affected Lenders. By: Name: Haaris Amjad Title: Associate Name: Title: Date: 2 May 2024